UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2026

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)  On May 21, 2026, Quanta Services, Inc. (the “Company” or “Quanta”) held its 2026 Annual Meeting of Stockholders.

(b)  The final voting results for the items that were presented for stockholder approval, recommendation or ratification at the annual meeting are set forth below. These items related to each proposal described in detail in Quanta’s definitive proxy statement for the 2026 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 10, 2026 (the “2026 Proxy Statement”). All results presented below reflect the voting power of the Company’s common stock.

Election of Directors (Item 1)

The following ten director nominees were elected as directors of the Company to serve one-year terms expiring at the 2027 Annual Meeting of Stockholders. The vote totals for each director, rounded to the nearest whole share, are set forth in the table below:

Nominee:	Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
Earl C. Austin, Jr.	121,035,028	481,029	57,777	11,807,033
Warner L. Baxter	119,732,272	1,600,979	240,583	11,807,033
Doyle N. Beneby	118,416,075	3,093,186	64,573	11,807,033
Bernard Fried	116,964,232	4,237,535	372,067	11,807,033
Worthing F. Jackman	106,953,127	14,239,457	381,249	11,807,033
Joseph Kim	121,230,587	279,793	63,454	11,807,033
Holli C. Ladhani	121,354,250	153,836	65,748	11,807,033
Jo-ann M. dePass Oslovsky	121,206,221	305,528	62,085	11,807,033
R. Scott Rowe	118,160,620	3,172,592	240,622	11,807,033
Martha B. Wyrsch	118,718,836	2,790,359	64,639	11,807,033

Advisory Vote on Executive Compensation (Item 2)

The advisory resolution approving the Company’s executive compensation as set forth in the 2026 Proxy Statement was approved with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Withhold / Abstentions	Broker Non-Votes
114,220,186	7,122,529	231,119	11,807,033

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 3)

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2026 was ratified with the vote totals, rounded to the nearest whole share, as set forth in the table below:

Number of Votes Cast For	Number of Votes Cast Against	Withhold /Abstentions	Broker Non-Votes
125,199,372	8,114,219	67,276	—

Item 8.01	Other Events

On May 22, 2026, Quanta issued a press release announcing the election of Joseph Kim, a new independent director, to the Board of Directors at its 2026 Annual Meeting of Stockholders.

On May 22, 2026, the Company also announced that the Board authorized a new stock repurchase program. The new repurchase program, which was effective as of May 21, 2026, authorizes the Company to purchase, from time to time up to $1.0 billion of its outstanding common stock. Repurchases may be implemented through open-market or privately negotiated transactions, at management’s discretion, based on market and business conditions, applicable contractual and legal requirements and other factors. Quanta is not obligated to acquire any specific amount of common stock, and the Board may modify or terminate the new repurchase program at any time at its sole discretion and without notice.

Copies of the press releases are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated May 22, 2026

99.2	Press Release of Quanta Services, Inc. dated May 22, 2026

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2026	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
Name: Donald C. Wayne
Title: Executive Vice President and General Counsel